Exhibit 4.3

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.

Void after 5:00 P.M. New York City time on
the last day of the Exercise Period, as defined below

COMMON STOCK PURCHASE WARRANT
OF
DISASTER PREPAREDNESS SYSTEMS, INC.

Issue Date: September 1, 2006

This is to certify that, FOR VALUE RECEIVED, _________________ (the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Disaster Preparedness Systems, Inc., a Nevada corporation (the “Company”), at an exercise price per share of $0.50, subject to adjustment as provided in this Warrant (the “Warrant Exercise Price”), ________________ (___________) shares of common stock, no par value (the “Common Stock”). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as the “Warrant Shares.”

1.    ISSUANCE OF WARRANT. This Warrant is being issued pursuant to that certain Subscription Agreement dated as of September 1, 2006 between the Company and the Holder (the “Subscription Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement or the Memorandum (hereinafter defined). In addition, the following terms shall have the meanings set forth below:

“Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash and/or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Exercise Period” shall mean the period commencing on the date hereof and ending at 5:00 p.m., Eastern Time on September 1, 2011.

“Memorandum” shall mean the Company’s Confidential Private Placement Memorandum, dated as of July 10, 2006 (as amended or supplemented, and together with all exhibits attached thereto).

“Other Securities” shall mean any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Shares.

“Permitted Issuances” shall mean issuances to officers, employees, directors, consultants or advisors pursuant to stock option or restricted stock purchase plans approved by the Board of Directors of the Company covering up to 15% of the outstanding shares of Common Stock which are issued at not less than fair market value.

“Placement” means the private placement by the Company of Units consisting of shares of the Company’s Common Stock and Warrants, including this Warrant.

“Redemption Conditions” means each of the following conditions to a redemption of this Warrant by the Company: (i) the shares of Common Stock are publicly traded and have had an average Closing Price at or above Ninety Cents ($0.90) per share (as adjusted for any stock splits, combinations or other recapitalizations) for twenty (20) consecutive trading days ending on the date of the Redemption Notice (hereinafter defined) (the “Redemption Measuring Period”), (ii) the average daily trading volume for the Redemption Measuring Period is greater than one hundred thousand (100,000) shares per day and (iii) the resale of the Warrant Shares is registered with the Securities and Exchange Commission for resale to the public under an effective registration statement and all such shares remain registered thereafter until redemption.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2.    EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time from the date hereof until the end of the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Warrant Exercise Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon exercise. All issuances of Common Stock pursuant to the exercise of this Warrant shall be rounded (up or down as the case may be) to the nearest whole share.

3.    RESERVATION OF SHARES/FRACTIONAL SHARES; CERTAIN COVENANTS WITH REGARD TO AUTHORIZED SHARES.

(a)   The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant (the “Warrant Shares”). No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share. Such shares of Common Stock shall, upon exercise of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

(b)   The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may be listed.

(c)   The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

(d)   Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

(e)   Before taking any action which would cause an adjustment reducing the current Warrant Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

(f)   Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Warrant Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

4.    EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Warrant to the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of this Warrant at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, (and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification), and upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone. The Company shall maintain, at its offices, books for the registration and the registration of transfer of the Warrant.

5.    RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.    ADJUSTMENT PROVISIONS. The Warrant Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant, shall be subject to adjustment as follows. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 6 as soon as is reasonably practicable following such event:

(a)  Weighted Average Adjustment. Except with respect to Permitted Issuances, in the event that the Company shall, at any time during the Exercise Period, sell any shares of Common Stock (or Convertible Securities or Other Securities) for a consideration per share less than the Warrant Exercise Price, then the Warrant Exercise Price shall (until another such issuance or sale) be reduced to a new price (calculated to the nearest full cent) equal to the quotient derived by dividing: (i) an amount equal to the sum of (A) the product of (1) the Warrant Price in effect immediately prior to such issuance or sale, multiplied by (2) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (B) the aggregate of the amount of all consideration received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Warrant Price be adjusted pursuant to this computation to an amount in excess of the Warrant Exercise Price in effect immediately prior to such computation.

(b)  Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall: (i) effect a reorganization, (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided herein.

(c)  Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall, upon exercise of this Warrant (if any), at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, N.Y., as trustee for the Holder of this Warrant (the “Trustee”).

(d)  Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 6, then, upon exercise of this Warrant, the Company’s securities and property (including cash, where applicable) receivable by the Holder of this Warrant will be delivered to the Holder or the Trustee as contemplated by Section 6(b).

(e)  Extraordinary Events Regarding Common Stock. In the event that the Company shall: (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock (each of the preceding clauses (i) through (iii), inclusive, an “Event”), then, on the occurrence of each such Event, the number of shares of Common Stock that the Holder shall thereafter be entitled to receive, on the exercise of this Warrant shall be increased or decreased to a number determined by multiplying the number of shares of Common Stock that would, immediately prior to the occurrence of such Event, be issuable upon the exercise of this Warrant by a fraction of which: (A) the numerator is the number of issued and outstanding shares of Common Stock immediately after the occurrence of such Event, and (B) the denominator is the number of issued and outstanding shares of Common Stock immediately prior to the occurrence of such Event.

(f)  No Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Company: (1) will not permit the par value, if any, of the shares of Common Stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of capital stock upon the exercise of this Warrant.

(g)  No Change Based on Permitted Issuances. Notwithstanding the foregoing, no adjustment pursuant to this Section 6 shall be effected due to, or as a result of, any Permitted Issuances.

7.    OFFICER’S CERTIFICATE. Whenever the Warrant Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Warrant Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of this Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be forwarded to the Holder in the manner provided in Section 12 hereof.

8.    NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock, or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company’s Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in clauses (a), (b), or (c), as the case may be, of this Section 8 a notice containing a brief description of the proposed action and stating the date on which: (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

9.    REDEMPTION.

(a) Redemption Option. Upon the satisfaction of the Redemption Conditions, the Company may, at the option of its Board of Directors at any time following the final closing of the Placement redeem all (but not less than all) of the Warrants, out of funds legally available therefor by paying the Redemption Price (as hereafter defined) in cash for each Warrant then redeemed.

(b) Redemption Price. The Redemption Price shall be Five Cents ($.05) per Warrant Share, subject to adjustment for any stock split, stock dividend, recapitalization, combination or adjustment after the date hereof.

(c) Notice. Notice of any proposed redemption of the Warrants pursuant to this Section 9 shall be given by the Company by sending by certified mail, postage prepaid, a copy of such notice (the “Redemption Notice”) at least thirty (30) days prior to the date on which it proposes to redeem the Warrants (the “Redemption Date”) to the holders of the Warrants including the Holder or any subsequent holder(s) of record of this Warrant, at their respective addresses appearing on the books of the Company or given by such holder(s) to the Company for the purposes of notice, or if no such address appears or is given, at the principal office of the Company. Such notice shall state the Redemption Date to which such notice relates, the number of Warrants to be redeemed from all holders thereof and from the Holder of this Warrant, the Redemption Price per Warrant, the record date for purposes of such redemption and the date on which such holders’ right to exercise the Warrants will terminate, and shall call upon the Holders to surrender to the Company on said Redemption Date at the place designated in the notice such holder's certificate or certificates representing the Warrants to be redeemed unless exercised prior to such date.

(d) Payment. On the Redemption Date, the funds legally available for redemption of the Warrants shall be used to redeem the Warrants from the holders thereof at the Redemption Price and the Company shall be obligated to pay the holder(s) the Redemption Price of the Warrants to the extent they have not been exercised as of such date.

(e) Redemption Procedures. On or after a Redemption Date, the Holder shall surrender this Warrant to the Company, or its agent, at the place designated in the aforesaid notice and shall thereupon be entitled to receive payment of the Redemption Price therefor. Upon payment of the Redemption Price each surrendered Warrant shall be cancelled.

(f) Termination of Rights. Notwithstanding that the Warrants so called for redemption shall not have been surrendered, from and after the Redemption Date, all rights of the Holder of this Warrant and all other holders of Warrants shall forthwith cease and terminate, except for right of the Holder to receive payment of the Redemption Price upon surrender of this Warrant.

10.   TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant, the Warrant Shares or any other security issued or issuable upon the exercise of this Warrant may not be sold or otherwise disposed of except as follows:

(a) to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt by the Company of an agreement of such person to comply with the provisions of this Section 10 with respect to any resale or other disposition of such securities, which agreement shall be satisfactory in form and substance to the Company and its counsel; or

(b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

11.   GOVERNING LAW; JURISDICTION. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York County, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12.    NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Disaster Preparedness Systems, Inc.
3531 Commercial Street
Vancouver, B.C. Canada V5N 4E8
Attn: Mark Henrickson
Tel: (604) 785-0184, Fax: (604) 676-2821

With a copy to:

Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, NY 10017
Attn: Barry I. Grossman, Esq.
Tel: (212) 370-1300, Fax: (212) 370-7889

If to the Holder To the Address Set Forth In the Records of the Company

With copies to:

Joseph Stevens & Company, Inc.
59 Maiden Lane
New York, N.Y. 10038
Facsimile No.: (212) 361-3333
Attn: Fabio Migliaccio

13.   PAYMENT OF TAXES. The Company will pay the cost of all applicable documentary stamp taxes, if any, attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

14.   INCONSISTENCIES. To the extent there are any inconsistencies between the terms and provisions of this Warrant and the terms and provisions of the Subscription Agreement or the Memorandum, the terms and provisions of this Warrant shall govern and be controlling.

IN WITNESS WHEREOF, this Warrant has been duly executed as of September 1, 2006.

DISASTER PREPAREDNESS SYSTEMS, INC.

Date:	By:
Name:
Address:

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To DISASTER PREPAREDNESS SYSTEMS, INC.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 2 of the Warrant with respect to __________(1) shares of the Common Stock, at an exercise price per share of Common Stock of $____, which the holder would be entitled to receive upon the cash exercise hereof, and requests that the certificates for the shares be issued in the name of, and delivered to, whose address is:

Dated:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)
_______________________
(1)    Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unconverted portion of the Warrant, to the holder surrendering the Warrant.

ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfer unto:

Name:
(Please typewrite or print in block letters)
Address:

Social Security or Employer Identification No.:__________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________ as attorney to transfer the same on the books of the Company with full power of substitution.

Dated: _________________, 200_.

Signature:___________________________

Signature Guaranteed:

___________________________________